Exhibit 10.32

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”), dated July 1, 2011, is made by and between LifeVantage Corporation, a Colorado corporation (the “Company”), and Dr. Joe McCord (“Dr. McCord”), with respect to the following facts:

A. The Company and Dr. McCord are parties to that certain Employment Agreement which was executed by both parties on or about June 20, 2011 (the “Employment Agreement”).

B. The Employment Agreement contemplates an effective date of April 1, 2011; however, from April 1, 2011 through June 30, 2011, the Company and Dr. McCord continued to conduct their relationship under the Scientific Advisory Board Agreement between the parties dated October 1, 2009 and effective through June 30, 2010, with an interim extended contract term through March 31, 2011.

C. The Company and Dr. McCord desire to amend the Employment Agreement to correct the effective date thereof, as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained in this Amendment, and intending to be legally bound, the Company and Dr. McCord agree as follows:

1. Amendment to Effective Date. The defined term “Effective Date” under the Employment Agreement is hereby corrected and revised for all purposes thereunder to be July 1, 2011.

2. Effect on Employment Agreement. Except as expressly modified by this Amendment, all terms, conditions and provisions of the Employment Agreement shall continue in full force and effect. In the event of a conflict between the terms and conditions of the Employment Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.

3. Entire Agreement. The Employment Agreement, as amended by this Amendment, constitutes the complete and exclusive statement of the agreement between the parties, and supersedes all prior proposals and understandings, oral and written, relating to the subject matter contained herein. This Amendment shall not be modified or rescinded except in a writing signed by the parties.

4. Counterparts. This Amendment may be executed in multiple counterparts and may be delivered by facsimile transmission or by electronic mail in portable document format (“PDF”) or other means intended to preserve the original graphic content of the signature. Each such facsimile or PDF counterpart shall constitute an original, and all of which, taken together, shall constitute one instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

LifeVantage Corporation

By:	/S/ DOUGLAS C. ROBINSON
Name:	Douglas C. Robinson
Title:	Chief Executive Officer

/S/ DR. JOE MCCORD
Dr. Joe McCord